                                                               EXECUTION VERSION

                                JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (this "Agreement"), dated as of May 1, 2007, is entered into between the parties listed on Schedule I hereto (each a "New
Subsidiary Co-Borrower") and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Agent,
under that certain Credit Agreement, dated as of April 4, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit
Agreement") among Clarke American Corp. (to be renamed Harland Clarke Holdings
Corp.), a Delaware corporation (the "Borrower"), each Subsidiary Guarantor of the Borrower from time to time party thereto (each a "Subsidiary Co-Borrower"
and, together with the Borrower, the "Co-Borrowers"), the Lenders party thereto and the Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     Pursuant to Section 2.25(m) of the Credit Agreement, each New Subsidiary
Co-Borrower and the Agent, for the benefit of the Lenders, hereby agrees as follows:

     1. Each New Subsidiary Co-Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary Co-Borrower will be deemed to be a Loan Party under the Credit Agreement and a Subsidiary
Co-Borrower for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and Subsidiary Co-Borrower thereunder as if it had executed the Credit Agreement. Each New Subsidiary Co-Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation
(a) all of the representations and warranties of the Loan Parties set forth in
Article III of the Credit Agreement (to the extent made or deemed made on or after the effective date hereof), (b) all of the covenants set forth in Articles
V and Vl of the Credit Agreement and (c) all Obligations of Co-Borrowers set
forth under Section 2.25 of the Credit Agreement.

     2. Each New Subsidiary Co-Borrower has executed and delivered or is, simultaneously with the execution of this Agreement, executing and delivering
(i) a supplement to the Guarantee and Collateral Agreement and (ii) such other
Collateral Documents (and such other documents and instruments) as reasonably requested by the Agent in accordance with the Credit Agreement.

     3. Each New Subsidiary Co-Borrower hereby waives acceptance by the Agent and the Lenders of the guaranty by such New Subsidiary Co-Borrower upon the execution of this Agreement by the applicable New Subsidiary Co-Borrower.

     4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
NEW YORK.

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     IN WITNESS WHEREOF, each New Subsidiary Co-Borrower has caused this
Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        JOHN H. HARLAND COMPANY

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                        Name:  Judy C. Norris
                                        Title: Senior Vice President, General
                                               Counsel and Secretary

                                        HARLAND CHECKS AND SERVICES, INC.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                        Name:  Judy C. Norris
                                        Title: Senior Vice President, General
                                               Counsel and Secretary

                                        SCANTRON CORPORATION

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                        Name:  Edward P. Taibi
                                        Title: Vice President and Assistant
                                               Secretary

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                        Name:  Edward P. Taibi
                                        Title: Vice President and Assistant
                                               Secretary

                                        HFS CORE SYSTEMS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                        Name:  Edward P. Taibi
                                        Title: Vice President and Assistant
                                               Secretary

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                                        Acknowledged and accepted:

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                        as Agent

                                        By: /s/ Robert Hetu
                                            ------------------------------------
                                        Name:  Robert Hetu
                                        Title: Managing Director

                                        By: /s/ Denise Alvarez
                                            ------------------------------------
                                        Name:  Denise Alvarez
                                        Title: Associate

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                                   SCHEDULE I

1.   John H. Harland Company, a Georgia corporation (to be reorganized and renamed Harland Clarke Corp., a Delaware corporation)

2.   Harland Checks and Services, Inc., a Georgia corporation

3.   Scantron Corporation, a Delaware corporation

4.   Harland Financial Solutions, Inc., an Oregon corporation

5.   HFS Core Systems, Inc., a Delaware corporation

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